Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby give consent to the use of our Firm’s audit report dated February 1, 2018 on the December 31, 2017 financial statements in the Form 1-A filing for Vermundi Inc.

/s/ PKF O’Connor Davies, LLP New York, New York

July 10, 2018